SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                               (Amendment No.  )


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[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                              WASTE HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              WASTE HOLDINGS, INC.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2) of
Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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       filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                              WASTE HOLDINGS, INC.
                          3301 Benson Drive, Suite 601
                          Raleigh, North Carolina 27609

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 30, 2001
                    ----------------------------------------
TO THE SHAREHOLDERS OF WASTE HOLDINGS, INC.

     The Annual Meeting of Shareholders of Waste Holdings, Inc., a North Carolina corporation, will be held at 3301 Benson Drive, First Floor, Raleigh, North Carolina, on Wednesday, May 30, 2001 at 4:00 p.m., for the following purposes:

     o to elect a board of six directors;

     o to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending December 31, 2001; and

     o act upon such other matters as may properly come before the meeting or any adjournment thereof.

     These matters are more fully described in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on April 22, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

     Our proxy statement and proxy are included, along with our Annual Report to Shareholders for the fiscal year ended December 31, 2000.


                       IMPORTANT -- YOUR PROXY IS ENCLOSED

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.


                                              By Order of the Board of Directors



                                              LONNIE C. POOLE, JR.,
                                              Chairman of the Board and
                                              Chief Executive Officer
Raleigh, North Carolina
April 27, 2001

                              WASTE HOLDINGS, INC.
                          3301 Benson Drive, Suite 601
                          Raleigh, North Carolina 27609


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 30, 2001


                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by the Board of Directors of Waste Holdings, Inc., a North Carolina corporation, for use at our Annual Meeting of Shareholders to be held at 3301 Benson Drive, First Floor, Raleigh, North Carolina, at 4:00 p.m. on Wednesday, May 30, 2001, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, employees of the company, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609. Copies of this proxy statement and accompanying proxy card were mailed to shareholders on or about April 30, 2001.


Revocability of Proxies

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us (Attention:
Stephen C. Shaw, Chief Financial Officer), or by attending the meeting and voting in person.


Voting

     When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

     (1) FOR the election of the six nominees for director identified below;

     (2) FOR ratification of the appointment of Deloitte & Touche LLP, Raleigh, North Carolina, as our independent auditors for the fiscal year ending December 31, 2001; and

     (3) in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the meeting.


Record Date

     Only the holders of record of our common stock at the close of business on the record date, April 22, 2001, are entitled to notice of and to vote at the meeting. On the record date, 13,336,541 shares of our common stock were outstanding. Shareholders will be entitled to one vote for each share of common stock held on the record date.


Predecessor Company

     Waste Holdings is the successor in interest to Waste Industries, Inc. Waste Holdings was formed in September 2000 by Waste Industries as part of Waste Industries' holding company reorganization. The holding company reorganization was completed on March 31, 2001 upon the merger of Waste Industries into Waste Industries MergeCo, LLC, a wholly owned subsidiary of Waste Holdings. All references in this proxy statement to dates prior to April 1, 2001, refer to Waste Industries and all references to dates on and after March 31, 2001, refer to Waste Holdings.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Nominees

     Our bylaws provide that the number of directors constituting the Board of Directors shall be no less than three. The number of directors is currently six, and the number authorized to be elected at the meeting is six. Therefore, that number of directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the management nominees named below. If any such nominee is unable or declines to serve as a director at the time of the meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. We do not anticipate that any nominee listed below will be unable or will decline to serve as a director. None of our directors or executive officers is related by blood, marriage or adoption to any other director or any executive officer.

                 Name of Management Nominee          Age  Director Since
                 ----------------------------------  ---  ---------------
                 Lonnie C. Poole, Jr. ..............  63  1970
                 Jim W. Perry ......................  56  1974
                 J. Gregory Poole, Jr. .............  66  1994
                 Thomas F. Darden ..................  46  1997
                 Thomas C. Cannon ..................  51  1999
                 Paul L. Brunswick .................  61  1999

     Lonnie C. Poole, Jr. founded Waste Industries in 1970 and has served as our Chief Executive Officer and Chairman of the Board of Directors since that time. Mr. Poole holds a B.S. in Civil Engineering from North Carolina State University and an M.B.A. from the University of North Carolina at Chapel Hill. Mr. Poole has more than 30 years' experience in the solid waste industry. He has served in the Environmental Industry Association, a non-profit business association established to, among other things, inform, educate and assist its members in cost-effective, safe and environmentally responsible management of waste ("EIA", formerly the National Solid Waste Management Association or the "NSWMA"), in the following positions: Chairman; Vice-Chairman; and Board Member. In addition, Mr. Poole has served in the EIA Research and Education Foundation as Chairman and now is a member of its Board of Directors. Mr. Poole was inducted into the EIA Hall of Fame in 1994.

     Jim W. Perry joined us in 1971 and has served as our President and Chief Operating Officer since 1987 and as a director since 1974. Mr. Perry holds a B.S. in Agricultural and Biological Engineering from North Carolina State University and an M.S. in Systems Management from the University of Southern California. Mr. Perry has more than 30 years' experience in the solid waste industry and has received the Distinguished Service Award from the NSWMA. In addition, Mr. Perry has served in the Carolinas Chapter of NSWMA as Chairman and on the Membership Committee. Mr. Perry was inducted into the EIA Hall of Fame in 1997.

     J. Gregory Poole, Jr., an original investor in our company in 1970, has served as a member of the Board of Directors since 1994. Mr. Poole is retired. Until March 1999, he was Chairman of the Board and Chief Executive Officer of Gregory Poole Equipment Company. Mr. Poole is a member of the Board of Directors of First Union Corporation. Mr. Poole holds a B.S. in Business Administration from the University of North Carolina at Chapel Hill.

     Thomas F. Darden has served as a director of our company since June 1997. Since 1984, Mr. Darden has served as Chairman of Cherokee Sanford Group LLC, or its predecessors and affiliates, which include building materials and environmental remediation companies and an institutional investment fund. He is also a principal of Franklin Street/Fairview Capital, a private equity investment company. Mr. Darden chaired the Triangle Transit Authority and is on the boards of Shaw University, Winston Hotels, Inc. and BTI Telecom Corp. In addition, Mr. Darden has served on the Board of Visitors and currently serves on the Honors Advisory Board at the University of North Carolina at Chapel Hill. Mr. Darden holds a B.A. with Highest Honors and an M.R.P. in Environmental Planning from the University of North Carolina at Chapel Hill, and a J.D. from Yale University.

     Thomas C. Cannon has served as a Vice President of our company since its acquisition of TransWaste Services, Inc. in September 1998. Mr. Cannon founded TransWaste Services in 1994 and has served as its President since that time. He holds a B.B.A. in Industrial Management from the University of Georgia and has done graduate work in Accounting at Georgia Southwestern College.

     Paul L. Brunswick has served as a director of our company since December 1999. Currently Mr. Brunswick is president of General Management Advisory. From 1992 to 1999, Mr. Brunswick served as Vice President and Chief

Financial Officer of GoodMark Foods, Inc., a public company that was acquired by ConAgra, Inc. in July 1998. From 1987 to 1992, he served as Vice President and Chief Financial Officer for CompuChem Corporation, a public company that was acquired by Hoffman-La Roche in 1992. Mr. Brunswick has served on several company boards of directors and is currently the President of the North Carolina Chapter of the Financial Executives Institute and serves on the board of Life Experiences, a nonprofit public service organization. He has previously served on the boards of United Way and Junior Achievement. Mr. Brunswick holds a B.S. in Accounting and an M.B.A. from Ohio State University.


Information Concerning the Board of Directors and Its Committees

     The business of our company is under the general management of the Board of Directors as provided by the laws of North Carolina and our bylaws. During the fiscal year ended December 31, 2000, the Board of Directors held four formal meetings, excluding actions by unanimous written consent. Each member of the Board attended all of the fiscal 2000 meetings of the Board of Directors and Board committees of which he was a member.

     The Board of Directors has an Audit Committee and a Compensation Committee, but not a nominating committee. The Audit Committee currently consists of Paul L. Brunswick, chairman, J. Gregory Poole, Jr. and Thomas F. Darden. During 2000, the Audit Committee held one formal meeting. The Audit Committee reviews the results and scope of the audit and other services provided by our independent auditors. The Compensation Committee currently consists of Paul L. Brunswick, chairman, J. Gregory Poole, Jr. and Thomas F. Darden. During 2000, the Compensation Committee held one formal meeting, excluding actions by unanimous written consent. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for our officers, and administers our stock plans.


Vote Required

     The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. In accordance with North Carolina law, votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Withheld votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

     The Board of Directors has unanimously approved and recommends that shareholders vote "FOR" the election of the management nominees listed above.


                                PROPOSAL NO. 2 --
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP, Raleigh, North Carolina, to serve as our independent auditors for the fiscal year ending December 31, 2001, and recommends that the shareholders ratify this appointment. Deloitte & Touche has audited our accounts since 1983 and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company or subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Deloitte & Touche are expected to attend the meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Deloitte & Touche LLP. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Board of Directors will reconsider its selection.

     The Board of Directors has unanimously approved and recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2001.

                                OTHER INFORMATION

Principal Shareholders

     The following table sets forth certain information regarding the ownership of shares of our common stock as of the record date by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock,
(2) each director of our company, (3) each of the Named Executive Officers, as listed under " -- Executive Compensation -- Summary Compensation" below, and
(4) all directors and executive officers of our company as a group.

     This table is based upon information supplied by our officers, directors and principal shareholders and from Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after the record date for purposes of computing the percentage of common stock owned by such person but not for purposes of computing the percentage owned by any other person. Applicable percentages are based on 13,336,541 shares outstanding on the record date.

                                                                    Shares
                                                                 Beneficially   Percentage
Name                                                                 Owned        Owned
-----                                                           -------------- -----------
Lonnie C. Poole, Jr.(1) .......................................    4,938,439       37.00%
 3301 Benson Drive, Suite 601
 Raleigh, North Carolina 27609
Lonnie C. Poole, III(2) .......................................    2,786,125       20.89%
 3301 Benson Drive, Suite 601
 Raleigh, North Carolina 27609
Scott J. Poole(3) .............................................    2,800,690       21.00%
 2408 Mt. Vernon Church Road
 Raleigh, North Carolina 27614
Jim W. Perry(4) ...............................................    1,555,896       11.66%
 3301 Benson Drive, Suite 601
 Raleigh, North Carolina 27609
Goldman Sachs Asset Management ................................    1,233,400        9.25%
 1 New York Plaza
 New York, New York 10004
J. Gregory Poole, Jr.(5) ......................................      635,032        4.76%
Thomas C. Cannon(6) ...........................................      426,116        3.19%
Stephen C. Shaw(7) ............................................       16,794           *
Paul L. Brunswick .............................................        2,827           *
Thomas F. Darden(8) ...........................................        2,000           *
All directors and executive officers as a group (7 persons)(9)     7,577,104       56.68%

---------
     * Less than one percent.
(1) Includes 11,470 shares underlying vested options, 1,000 shares owned by Mr. Poole's wife and 3,848,518 shares held by three grantor trusts of which Lonnie C. Poole, III and Scott J. Poole, Mr. Poole's children, are beneficiaries and/or trustees.
(2) Includes 2,148 shares underlying vested options, 784,258 shares held by a trust of which Mr. Poole is a co-trustee and beneficiary and 1,064,260 shares held by a trust of which he is a beneficiary with shared investment power.
(3) Includes 538 shares underlying vested options, 784,258 shares held by a trust of which Mr. Poole is a co-trustee and beneficiary and 1,064,260 shares held by a trust of which he is a beneficiary with shared investment power.
(4) Includes 11,841 shares underlying vested options.
(5) Includes 540,000 shares owned by Mr. Poole's three adult children and 2,520 shares held by Mr. Poole's children as custodian for his three grandchildren. As to all of such shares, Mr. Poole disclaims beneficial ownership.
(6) Includes 2,079 shares underlying vested options.
(7) Includes 4,162 shares underlying vested options.
(8) The shares are held in a custodial account managed by Mr. Darden's wife for the benefit of Mr. Darden's son.
(9) Includes the shares and shares underlying vested options discussed in footnotes (1) and (4) - (8).

Executive Compensation

     Summary Compensation
     The following table sets forth all compensation paid by us for services rendered to us in all capacities for the fiscal years ended December 31, 1998, 1999, and 2000 to our Chief Executive Officer and our other executive officers who earned at least $100,000 in the respective fiscal year. We refer to these executive officers as the Named Executive Officers.

                           Summary Compensation Table

                                                                                          Long-Term
                                                                                         Compensation
                                                                                            Awards
                                                                 Annual Compensation   ---------------
                                                                ----------------------  Stock Options      All Other
Name and Principal Position                        Fiscal Year     Salary      Bonus       (Shares)     Compensation(1)
------------------------------------------------- ------------- ----------- ---------- --------------- ----------------
Lonnie C. Poole, Jr. ............................     2000       $     --    $    --           --           $ 4,860
 Chairman and Chief Executive Officer                 1999       $     --    $    --           --           $    --
                                                      1998       $     --    $    --           --           $ 4,200

Jim W. Perry ....................................     2000       $232,520    $    --        7,150           $ 7,727
 President                                            1999       $214,798    $    --           --           $ 7,956
                                                      1998       $212,381    $    --           --           $15,132

Stephen C. Shaw .................................     2000       $125,671    $    --        3,692           $ 4,934
 Chief Financial Officer, Secretary and Treasurer     1999       $ 92,450    $19,747        3,000           $ 4,447

---------
(1) Includes for Mr. Poole:
     o 401(k) Plan contributions of $4,860 in 2000 and $4,200 in 1998.
    Includes for Mr. Perry:
     o auto allowance of $4,200 in 1998;
     o life insurance premiums paid by the Company on executive group policy insurance coverage in excess of $50,000 payable to Mr. Perry or his family as follows: $932, $1,456 and $902 in 1998, 1999 and 2000, respectively;
     o 401(k) Plan contributions in the following amounts for 1998, 1999 and 2000: $10,000, $6,500 and $6,825 respectively.
    Includes for Mr. Shaw:
     o life insurance premiums paid by the Company on executive group policy insurance coverage in excess of $50,000 payable to Mr. Shaw or his family as follows: $67 and $72 in 1999 and 2000, respectively; and
     o 401(k) Plan contributions of $4,380 and $4,862 in 1999 and 2000, respectively.

     Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

     The following table sets forth certain information concerning all grants of stock options made during the year ended December 31, 2000 to the Named Executive Officers:

                     Option/SAR Grants in Last Fiscal Year


                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                            Annual Rates
                                  Number of      % of Total                                of Stock Price
                                 Securities     Options/SARs     Exercise                   Appreciation
                                 Underlying      Granted to      or Base                 for Option Term (1)
                                Options/SARs      Employees       Price     Expiration  ---------------------
Name                               Granted     in Fiscal Year   ($/Share)      Date         5%         10%
------------------------------ -------------- ---------------- ----------- ------------ ---------- ----------
Lonnie C. Poole, Jr. .........         --              --             --        --            --         --
Jim W. Perry .................      7,150            6.95%       $ 12.10   April 2005    $23,881    $52,839
Stephen C. Shaw ..............      3,692            3.59%       $ 11.00   April 2005    $11,224    $24,773

---------
(1) Potential realizable value is based on the assumption that our common stock will appreciate at the annual rate shown, compounded annually, from the date of grant until the expiration of the option term. These amounts are calculated for SEC-mandated disclosure purposes and do not reflect our estimate of future stock prices.

     The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive Officers as of December 31, 2000:

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values


                                                             Number of Securities
                                                            Underlying Unexercised         Value of Unexercised
                                                                    Options                In-the-Money Options
                               Shares                       at December 31, 2000(#)     at December 31, 2000($)(2)
                            Acquired on       Value      ----------------------------- ----------------------------
Name                        Exercise(#)   Realized($)(1)  Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------- ------------- --------------- ------------- --------------- ------------- --------------
Lonnie C. Poole, Jr. .....         --        $     --       209,383        16,770          $   --          $--
Jim W. Perry .............     96,836        $566,016         8,617        21,512          $   --          $--
Stephen C. Shaw ..........         --        $     --         6,949         6,618          $3,563          $--

---------
(1) Market value of our common stock on the exercise date, as quoted on the Nasdaq Stock Market, minus the exercise price.
(2) Market value of our common stock at December 31, 2000 ($6.00 per share), as quoted on the Nasdaq Stock Market, minus the exercise price. Options are considered in-the-money if the market value of the shares covered thereby is greater than the exercise price.


Compensation of Directors

     In 2000, our employee directors received no compensation for service as members of the Board of Directors. Non-employee directors Paul L. Brunswick, J. Gregory Poole, Jr. and Thomas F. Darden are entitled to receive an annual retainer fee in cash or stock equal in value to $5,000, plus $500 in cash or stock at the option of the individual director for attending each meeting of the Board of Directors and each Board of Directors' committee meeting, in addition to reimbursement of out-of-pocket expenses.


Report of the Compensation Committee on Executive Compensation

     The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under either of those Acts.

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options. The Compensation Committee currently consists of Messrs. Paul L. Brunswick, Thomas F. Darden and J. Gregory Poole, Jr. each of whom is a non-employee director of our company.

     In determining the compensation of our executive officers, the Compensation Committee takes into account all factors which it considers relevant, including business conditions in general and in our lines of business during the year, our performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. In addition, in 1999 the Compensation Committee hired an independent compensation consulting firm to advise it regarding compensation practices and the Compensation Committee continues to follow that firm's advice.

     The structure of each executive compensation package is weighted towards incentive forms of compensation so that such executive's interests are aligned with the interests of our stockholders. The Compensation Committee believes that granting stock options provides an additional incentive to executive officers to continue in our service and gives them an interest similar to stockholders in our success. The compensation program for executive officers in 2000 consisted of grants of stock options and incentive bonuses, in addition to base salaries and reimbursement of certain costs and expenses.

     To the extent readily determinable, another factor the Compensation Committee considers when determining compensation is the anticipated tax treatment to us and to the executive officer of various payments and benefits. For example, some types of compensation plans and their deductibility by us depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Further interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee's control also could affect the deductibility of compensation. In light of these tax considerations and Mr. Poole's significant ownership position in our company, Mr. Poole was not paid any cash salary or bonus in 2000. The Compensation Committee continues to evaluate various alternatives for compensating Mr. Poole that take account of both these tax considerations and his ownership position, as well as Mr. Poole's services to us as Chairman and Chief Executive Officer, his past business accomplishments and his expected future contribution to our company.

     The Compensation Committee believes that the forms of compensation, as described above, represent fair compensation structures for the annual services for Mr. Poole and the other executive officers in their respective capacities.

     Submitted by:                        Compensation Committee:
                                          Paul L. Brunswick, Chairman
                                          Thomas F. Darden
                                          J. Gregory Poole, Jr.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors consists of Paul L. Brunswick, chairman, J. Gregory Poole, Jr. and Thomas F. Darden, none of whom was at any time during the fiscal year ended December 31, 2000 or at any other time an officer or employee of our company. No executive officer of our company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee of our company.


Performance Graph

     The following line graph and table illustrate the cumulative total shareholder return on our common stock over a period beginning on the date of our initial public offering, June 13, 1997, and ending on December 31, 2000 and the cumulative total return over the same period of (1) the CRSP Total Market Return Index of the Nasdaq Stock Market and (2) the CRSP Nasdaq Non-Financial Stocks Total Return Index. The CRSP is the Center for Research in Securities Prices at the University of Chicago. The graph assumes an initial investment of $100 and reinvestment of all dividends.


            [Line graph appears here with the following plot points]

                       6/13/97    12/31/97    12/31/98    12/31/99    12/31/00
                       -------    --------    --------    --------    --------
WWIN                   100.0       138.0       127.8        83.8       44.4
NASDAQ CRSP Total      100.0       110.5       152.8       280.0      175.5
NASDAQ Non-Financial   100.0       107.2       157.0       302.6      179.8

Certain Transactions

     In December 1999, the company made loans to Lonnie C. Poole Jr., in the aggregate principal amount of $500,000 and to Jim W. Perry, in the principal amount of $150,000, as advances to pay premiums on life insurance policies purchased by Mr. Poole and Mr. Perry. The loans are full recourse obligations of Mr. Poole and Mr. Perry, and Mr. Poole and Mr. Perry are the sole and absolute owners of the life insurance policies. The loans bear interest at 7% per annum and premiums advanced under the loans (net of amounts Mr. Poole and Mr. Perry are obligated to reimburse the company for the economic benefit of the policies to them, as determined for federal income tax purposes) are also secured by collateral assignments of policy proceeds and the surrender value of the policies.


Report of the Audit Committee

     The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2000 with management. The Audit Committee has discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Deloitte & Touche LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2000.

     The Board of Directors has determined that the members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented. The Audit Committee recommended and the Board of Directors approved an Audit Committee charter, a copy of which is attached as Appendix A to this Proxy Statement.


Audit Fees

     Deloitte & Touche billed us aggregate fees of $198,774 for professional services rendered for the audit of our annual financial statements for fiscal year 2000 and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of fiscal 2000.


All Other Fees

     Deloitte & Touche billed us aggregate fees of $992,992 for professional services rendered in fiscal 2000 other than audit services and review of quarterly reports. These fees resulted primarily from services rendered for the review of our fiscal 1999 tax returns, tax consulting related to our holding company reorganization and review of our registration statements and reports filed with the SEC during fiscal 2000 as part of our holding company reorganization and reporting requirements. The Audit Committee of the Board of Directors considered these activities to be compatible with the maintenance of Deloitte & Touche's independence. We did not engage Deloitte & Touche in fiscal 2000 to perform any services for financial information systems design or implementation.

     Submitted by:                        The Audit Committee
                                           Paul L. Brunswick, Chairman
                                           Thomas F. Darden
                                           J. Gregory Poole, Jr.

     This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.


Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2000, except as follows: Jim W. Perry inadvertently failed to report the exercise of an aggregate of 96,836 options on August 18, 21 and 23, 2000, for which the required report was filed on Form 5 on February 14, 2001.

Deadline for Shareholder Proposals

     Shareholders having proposals that they desire to present at next year's annual meeting of our shareholders should, if they desire that such proposals be included in our Proxy Statement relating to such meeting, submit such proposals in time to be received by us not later than December 28, 2001. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and the Board of Directors directs the close attention of interested shareholders to that rule. In addition, management's proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which we do not have notice prior to March 15, 2002. Proposals should be mailed to the Corporate Secretary, Waste Holdings, Inc., 3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609.


Other Matters

     The Board of Directors knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

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

                                                                     Appendix A


                             WASTE HOLDINGS, INC.
                            AUDIT COMMITTEE CHARTER

   This charter shall be reviewed, updated and approved annually by the board of directors.


Role and Independence

     The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the (New York Stock Exchange, NASDAQ, American Stock Exchange). The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

     The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.


Responsibilities

     The audit committee's primary responsibilities include:

     o Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

     o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

     o Providing guidance and oversight to the internal audit activities of the corporation including reviewing the organization, plans and results of such activity.

     o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

     o Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

     o Discussing with management, the internal auditors and the external auditors the quality and adequacy of the company's internal controls.

     o Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     o Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

                            - FOLD AND DETACH HERE -
 -----------------------------------------------------------------------------
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              WASTE HOLDINGS, INC.
                          3301 Benson Drive, Suite 601
                          Raleigh, North Carolina 27609

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 30, 2001


The undersigned hereby appoints Lonnie C. Poole, Jr. and Stephen C. Shaw, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Waste Holdings, Inc., a North Carolina corporation, held of record by the undersigned on April 22, 2001, at the Annual Meeting of Shareholders to be held at 3301 Benson Drive, First Floor, Raleigh, North Carolina, on May 30, 2001, or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying Proxy Statement.

(1) Election of Directors:  [ ] FOR ALL NOMINEES LISTED BELOW  [ ] WITHOUT
                            (except as marked                  AUTHORITY TO VOTE
                            to the contrary below)             FOR ALL NOMINEES
                                                               LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMI NEE'S NAME BELOW:

    Paul L. Brunswick         Thomas F. Darden         J. Gregory Poole, Jr.
                             (outside directors)
   Lonnie C. Poole, Jr.          Jim W. Perry            Thomas C. Cannon
          (CEO)                  (President)             (Vice President)

(2) To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending December 31, 2001:

[ ] VOTE FOR     [ ] VOTE AGAINST     [ ] ABSTAIN

(3) In their discretion, to vote upon such other matters as may properly come before the meeting:

               [ ] GRANT AUTHORITY    [ ] WITHHOLD AUTHORITY

                            - FOLD AND DETACH HERE -
------------------------------------------------------------------------------
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR MANAGEMENT'S SLATE OF NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

                                               _________________________________
                                               Signature



                                               _________________________________
                                               Signature, if held Jointly

                                               Please date and sign exactly as
                                               your name appears on your stock
                                               certificate. Joint owners should
                                               each sign. Trustees, custodians,
                                               executors and others signing in
                                               a representative capacity should
                                               indicate that capacity.

                                               Date:____________________ , 2001

                                               PLEASE MARK, SIGN, DATE AND
                                               RETURN THIS PROXY CARD PROMPTLY
                                               USING THE ENCLOSED ENVELOPE
                                               WHETHER OR NOT YOU PLAN TO BE
                                               PRESENT AT THE MEETING. IF YOU
                                               ATTEND THE MEETING, YOU CAN VOTE
                                               EITHER IN PERSON OR BY YOUR
                                               PROXY